UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2012

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

California	0-10673	95-3547611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Real Estate Associates Limited III, a California limited partnership (the “Registrant”), holds a 99% limited partnership interest in Vista Housing Associates, a California limited partnership (“Vista Housing”). Vista Housing owns Vista De Jagueyes, a 73-unit apartment complex located in Aguas Buenas, Puerto Rico. On December 14, 2012, the Registrant entered into an Assignment and Assumption of Limited Partner Interest and Second Amendment to the Agreement and Amended Certificate of Limited Partnership of Vista Housing Associates {the “Agreement”),with Alvarez Bracero LP, LLC (the “Assignee”), a Delaware limited liability company, to assign its limited partnership interest in Vista Housing to the Assignee for gross proceeds of $21,900. The Registrant’s investment balance in Vista Housing was zero at September 30, 2012.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as exhibit 10.3 to this report.

Item 2.01   Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Agreement, on December 14, 2012, the Registrant assigned its limited partnership interest in Vista Housing to the Assignee effective December 14, 2012 and received net proceeds of $21,870. In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner has evaluated the cash requirements of the Registrant and determined that the cash proceeds received will be held in the Registrant’s reserves.

Item 9.01   Financial Statements and Exhibits.

Exhibits

10.3        Assignment and Assumption of Limited Partner Interests and Second Amendment to the Agreement and Amended Certificate of Limited Partnership of Vista Housing Associates, a California limited partnership, Real Estate Associates Limited III, a California limited partnership, Alvarez Bracero LP, LLC, a Delaware limited liability company and Bucare Development Corporation, a Puerto Rico corporation, dated December 14, 2012.

These agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•       should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•  may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

      Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: December 18, 2012